FILED                                                                8602780098
11:15 AM
SEP 30 1988                                                          EXHIBIT 3.1

                                   RESTATED
                         CERTIFICATE OF INCORPORATION


        Fieldcrest Cannon, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of August 21, 1986, resolutions were duly adopted setting forth a proposed Restated Certificate of Incorporation of said corporation, declaring said restated to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed restated is as follows:

                NOW, THEREFORE, BE IT RESOLVED: That the Recapitalization Proposal and the Amendment Proposal, each as set forth and more fully described in the definitive proxy statement and Appendix A thereto be, and the same hereby are authorized and approved, it being intended that any action previously taken with respect thereto by the Board of Directors be superseded hereby, and that the same be submitted by the Company to its stockholders at a special meeting of stockholders to be held September 30, 1986, at the Company's Karastan Sales Office, 919 Third Avenue, New York, New York.

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the restated.

        THIRD: That said restated was duly adopted in accordance with the provisions of Sections 242 and 243 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of said corporation shall not be reduced under or by reason of said restated.

        IN WITNESS WHEREOF, said Fieldcrest Cannon, Inc. has caused this certificate to be signed by Joseph B. Ely, II, its Chief Executive Officer, and M. Kenneth Doss, its Secretary, this 30th day of September, 1986.



                                        By: /s/ JOSEPH B. ELY, II
                                            -----------------------------------
                                            Joseph B. Ely, II
                                            Chairman of the Board and
                                            Chief Executive Officer

                                        ATTEST: /s/ M. KENNETH DOSS
                                                -------------------------------
                                                M. Kenneth Doss
                                                Secretary

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      of
                           FIELDCREST CANNON, INC.

(Adopted in accordance with the provisions of Section 242 and 245 of the Delaware General Corporation Law)

                        -----------------------------

        Fieldcrest Cannon, Inc. (the "Corporation") was originally incorporated as Fieldcrest Mills, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 25, 1953. This Restated Certificate of Incorporation was proposed to the stockholders of the Corporation by the Board of Directors on August 21, 1986, and duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, as amended, by an affirmative vote of the holders of at least two-thirds of all outstanding stock entitled to vote at a Meeting of Stockholders of the Corporation held at New York, New York on September 30, 1986. The Restated Certificate of Incorporation as previously and herewith amended is hereby restated to read in its entirety as follows:

        FIRST:  The name of the Corporation is Fieldcrest Cannon, Inc.

        SECOND: The address of the registered office of the Corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is the United States Corporation Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law and to conduct and promote any business in connection therewith.

        FOURTH: A. Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 40,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are 25,000,000 shares of Common Stock, $1.00 par value (hereinafter the "Common Stock") and 15,000,000 shares of Class B Common Stock, $1.00 par value (hereinafter the "Class B Common Stock"). Upon the filing of this Restated Certificate of Incorporation with the Secretary of the State of Delaware, each issued share of Capital Stock, without par value, of the Corporation, including any shares of said Capital Stock, without par value, held in treasury by the Corporation, shall be converted into two shares of Common Stock.

        B.  Powers and Rights of the Common Stock and the Class B Common
Stock.

        1.  VOTING RIGHTS AND POWERS.

        With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock and the holders of any outstanding shares of the Class B Common Stock shall vote together without regard to class, and every holder of the outstanding shares of the Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of the Common Stock standing in his or her name, and every holder of any outstanding shares of the Class B Common Stock shall be entitled to cast thereon ten votes in person or by proxy for each share of the Class B Common Stock standing in his or her name, except as provided in the next sentence. For any matter upon which stockholders are entitled to vote, a majority of the votes which may be cast by the holders of the shares of Common Stock and Class B Common Stock, voting toqether without regard to class, must be cast in favor of such matter (either at a meeting or by written consent); provided, however, that:

                (a) in the case of a merger or consolidation of the Corporation with, or the sale of substantially all of the assets of the Corporation to, another person (other than a corporation a majority of whose voting stock is held by the Corporation), two-thirds of the votes entitled to be cast must be cast in favor of such matter, and in voting on such matter, if the person with which the Corporation shall merge or consolidate, or to which substantially all of the Corporation's assets shall be sold, controls or is under common control with the Corporation, a holder of the Class B Common Stock shall be entitled to cast only one vote for each share of Class B Common Stock standing in his or her name;


                (b) with respect to any proposed amendment to the Restated Certificate of Incorporation which would increase or decrease the number of authorized shares of either the Common Stock or the Class B Common Stock, increase or decrease the par value of the shares of the Common Stock or the Class B Common Stock, or alter or change the powers, preferences, relative voting power or special rights of the shares of the Common Stock or the Class B Common Stock so as to affect them adversely, a majority of the votes entitled to be cast by the holders of the class affected by the proposed amendment, voting separately as a class, must also be cast in favor of such matter; and

                (c) in the case of a proposal to amend the provisions of clause (a) or (b) of this sentence or this clause (c), two-thirds of the votes entitled to be cast in favor of such proposal, and in voting on such proposal, a holder of the Class B Common Stock shall be entitled to cast only one vote for each share of Class B Common Stock standing in his or her name.


                For purposes of clause (a) above, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the policies of the Corporation.

        2.  ISSUANCE OF THE CLASS B COMMON STOCK.

        a. Initial Issuance. The Board of Directors may authorize by resolution the manner in which shares of the Class B Common Stock shall initially be issued in exchange for shares of Common Stock issued upon conversion of the Capital Stock pursuant to the third sentence of Paragraph (A) of this Article Fourth and may set such terms and conditions as it deems appropriate or advisable with respect thereto, without any vote or other action by the stockholders, except as otherwise required by law.

        b. Subsequent Issuance. Following intitial issuance, the Board of Directors may not, without the approval of the holders of a majority of the outstanding shares of Common Stock, issue shares of the Class B Common Stock except in the form of a distribution or distributions pursuant to a stock dividend on or split up of the shares of the Class B Common Stock and only to the then holders of the outstanding shares of the Class B Common Stock in conjunction with and in the same ratio as a stock dividend on or split up of the shares of the Common Stock.

        3.  CONVERSION OF THE CLASS B COMMON STOCK.

        Each share of the Class B Common Stock may at any time be converted at the election of the holder thereof into one fully paid and nonassessable share of the Common Stock. Any holder of shares of the Class B Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate representing each share of the Class B Common Stock to be converted to the Corporation at its principal executive offices or at such other location as the Corporation shall designate, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation) by instruments of transfer, in form satisfactory to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of the Common Stock upon conversion of shares of the Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of the Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may payable in respect of any such transfer, or shall establish to the satisfaction of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of the Class B Common Stock and the payment of any tax as hereinbefore provided, the Corporation will deliver to the holder of such certificate or certificates, a certificate or certificates representing the number of shares of the Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of the Class B Common Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of the Class B Common Stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of the Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of the Common Stock at such time and the person or persons in whose name or names the certificate or certificates representing shares of the Common Stock are to be issued shall be treated for all purposes as having become record holder or holders of such shares of the Common Stock at such time and shall have and may exercise all rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any share of the Class B Common Stock; provided, however, that if any shares of the Class B Common Stock shall be converted subsequent to the record date for payment of a cash or stock dividend or other distribution on shares of the Class B Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or other distribution payable to holders of the Common Stock. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of the Class B Common Stock, such number of shares of the Common Stock as may be issuable upon the conversion of all such outstanding shares of the Class B Common Stock, provided the Corporation may deliver shares of the Common Stock which have previously been exchanged for shares of the Class B Common Stock or which are held in the treasury of the Corporation for shares of the Class B Common Stock to be converted. If any shares of the Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of the Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list shares of the Common Stock required to be delivered upon conversion prior to such delivery upon any national securities exchange or national market system on which the outstanding shares of the Common Stock may be listed at the time of such delivery. All shares of the Common Stock which may be issued upon conversion of shares of the Class B Common Stock will, upon issue, be fully paid and nonassessable.

        4.  FAIR PRICE PROVISION

        In the event any person controlling the Corporation transfers shares of Class B Common Stock to a person (or group of persons) in a transaction or series of transactions which result, or are intended to result, directly or indirectly, in such transferee controlling the Corporation, the transferor shall cause such transferee to agree that in the event that the transferee within two years of such transfer acquires other shares of Common Stock or Class B

Common Stock, the transferee shall pay a price per share at least equal to the highest price paid for any of the transferor's Class B Common Stock. Such agreement need not, however, apply to the transferee's open market purchases. For purposes of this provision, a person will be considered to control the Corporation if such person owns shares of Common Stock or Class B Common Stock which entitled such person to cast a majority of the votes entitled to be cast in the election of directors.

        5.  DURATION OF CLASS RIGHTS AND POWERS.

        At any time when less than twelve and one-half percent (12.5%) of all the outstanding shares of Common Stock and Class B Common Stock is represented by outstanding shares of Class B Common Stock, any shares of the Class B Common Stock which are then outstanding shall, without any action by the Board of Directors or the holder or holders thereof, automatically convert into and become for all purposes shares of the Common Stock, and the provisions of this Certificate of Incorporation which provide for different voting or cash dividend rights for the Common Stock and the Class B Common Stock shall not be of any effect. All shares of either or both the Common Stock or the Class B Common Stock which are then outstanding shall have equal and general voting power in the election of directors and in all other matters upon which stockholders of the Corporation are entitled to vote or give consent, even if at such time there shall have been fixed by the Board of Directors a record date for voting at any meeting of stockholders. If any cash dividends shall have been declared at such time but not paid, holders of the Class B Common Stock shall be entitled to the same cash dividend payable to holders of the Common Stock and future cash dividends, as and when declared, shall be payable at the same rate for all shares of the one class of Common Stock then outstanding. The Board of Directors is hereby authorized to take such actions, consistent with the Delaware General Corporation Law, as it deems appropriate or advisable with respect to the replacement of certificates then outstanding evidencing ownership of the Class B Common Stock, or otherwise, in order to carry into effect the foregoing provisions.

        6.  DIVIDENDS AND DISTRIBUTIONS

        a. Cash Dividends. At any time shares of the Class B Common Stock are outstanding, if any cash dividends are declared by the Board of Directors on the Class B Common Stock, a cash dividend shall be declared on shares of the

Common Stock. Dividends declared on the Common Stock shall exceed the dividends declared on the Class B Common Stock by $.02 per share on a quarterly basis. Such amount shall be adjusted to reflect stock splits, divisions, combinations and stock dividends, if the stock dividends declared subsequent to the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware exceed, in the aggregate, 25%. Except as provided in this Subparagraph 6(a), the Board of Directors shall not be obligated to declare any dividends on the Common Stock.

        b. Other Dividends and Distributions. Each share of the Common Stock and each share of Class B Common Stock shall be equal in respect of rights to dividends (other than cash dividends) and distributions, when and as declared, in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation, including distributions pursuant to stock split ups or divisions, which occur after the date shares of the Class B Common Stock are first issued by the Corporation, only shares of the Common Stock shall be distributed with respect to the Common Stock and only shares of the Class B Common Stock shall be distributed with respect to the Class B Common Stock.


        7.  ISSUANCE OF THE COMMON STOCK.


        The Board of Directors of the Corporation may from time to time authorize by resolution the issuance or any or all shares of the Common Stock herein authorized in accordance with the terms and conditions set forth in this Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, and for such consideration, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law or as provided herein in respect of a merger. At any time shares of the Class B Common Stock are outstanding, the Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock and in conjunction with and in the same ratio as a stock dividend or split up of the shares of the Class B Common Stock.

        8.  OTHER RIGHTS.

        Except as otherwise required by the Delaware General Corporation Law or as otherwise provided in this Restated Certificate of Incorporation, each share of the Common Stock and each share of the Class B Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

        FIFTH: The Corporation is to have perpetual existence.

        SIXTH: The following provisions are adopted for the management of the business and for the conduct of the affairs of the Corporation and for further creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall have and may exercise all the powers of the Corporation, without any action of or by the stockholders, except as otherwise provided by the Delaware General Corporation Law, this Certificate of Incorporation or the By-laws.

          B. The Board of Directors shall have and may exercise the power to adopt, amend or repeal the By-laws.

          C. Elections of directors by the Corporation need not be by written ballot, except to the extent provided for in the By-laws.

        SEVENTH: The Corporation shall indemnfiy every officer and director of the Corporation to the fullest extent allowed by law, except as otherwise provided in the Corporation's By-laws.

        EIGHTH: A director of this corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of directors.

        NINTH: The Corporation reserves the right to amend, alter, change, add to or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights herein conferred on officers, directors and stockholders are granted subject to this reservation.

        IN WITNESS WHEREOF, FIELDCREST CANNON, INC. has caused this Restated Certificate of Incorporation to be executed by Joseph B. Ely, II, its Chairman of the Board of Directors and Chief Executive Officer, to be attested to by M. Kenneth Doss, its Secretary, and its corporate seal to be affixed hereto this 30th day of September, 1986.

ATTEST:                                   FIELDCREST CANNON, INC.


    M. KENNETH DOSS                   By:        JOSEPH B. ELY
- --------------------------                ------------------------------
    M. Kenneth Doss                            Joseph B. Ely, II
       Secretary                        Chairman of the Board of Directors
                                           and Chief Executive Officer



[Corporate Seal]

FILED                                                           877271086
10:00 AM
SEP 28 1987

                     CERTIFICATE OF OWNERSHIP AND MERGER
                                      OF
                            BIGELOW-SANFORD, INC.
                        (a South Carolina corporation)
                                     AND
                           FIELDCREST CANNON, INC.
                           (a Delaware corporation)



        The undersigned Bigelow-Sanford, Inc., a South Carolina corporation, with its registered office at I-85 and White Horse Road, Greenville, South Carolina ("Bigelow"), and Fieldcrest Cannon, Inc., a Delaware corporation, with its registered office at 326 E. Stadium Drive, Eden, North Carolina ("Fieldcrest"), DO HEREBY MAKE THE FOLLOWING CERTIFICATIONS AND AGREEMENTS:

        (A) The plan of merger whereby Bigelow will merge into Fieldcrest is attached hereto as Exhibit A and incorporated herein by reference. By resolutions of the Board of Directors of Bigelow and Fieldcrest, the closing date of the merger of Bigelow into Fieldcrest has been established as September 29, 1987. By authority of the Board of Directors of Bigelow and Fieldcrest, the undersigned hereby declare that the merger of Bigelow into Fieldcrest shall be and is effective as of 5:00 p.m., Eastern Daylight Time on September 30, 1987. As of and after such time, the separate existence of Bigelow shall cease.

        (B) Fieldcrest is the surviving corporation. Its name is Fieldcrest Cannon, Inc.

        (C) Just prior to the closing of the merger, Bigelow had outstanding 2,400,000 shares of its common stock, all of which were held by Fieldcrest. No other class or series of stock in Bigelow was then outstanding. The plan of merger was approved by resolution of Fieldcrest, the sole shareholder of Bigelow, on September 9, 1987, and by Bigelow on September 9, 1987. Attached as Exhibit B is a copy of said resolutions.

        (D) Fieldcrest hereby agrees that it may be served with process in the State of South Carolina in any proceeding to enforce any obligation of Bigelow.

        (E) Fieldcrest hereby irrevocably appoints the Secretary of State of South Carolina as its agent to accept service in any proceeding described in Paragraph (D) above. A copy of any process in any such proceeding should be sent by the Secretary of State to the following address:

               Corporate General Counsel
               Fieldcrest Cannon, Inc.
               326 E. Stadium Drive
               Eden, North Caronlina 27288



ATTEST:                        BIGELOW-SANFORD, INC.

       M. K. DOSS,             BY:     L. W. OWEN
- -------------------------          ---------------------
M. K. Doss, Secretary              L. W. Owen, President


ATTEST:                        FIELDCREST CANNON, INC.

       M. K. DOSS,             BY:       J. B. ELY
- -------------------------          -----------------------
M. K. Doss, Secretary              J. B. Ely, II, Chairman

STATE OF NORTH CAROLINA         }
                                }             ACKNOWLEDGEMENT
COUNTY OF ROCKINGHAM            }

     Personally appeared before me the aboved named J. B. Ely, II, known to me and known to me to be the Chairman of Fieldcrest Cannon, Inc., a Delaware corporation, and who executed the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of Fieldcrest Cannon, Inc. and that facts stated therein are true, and the aboved named M. K. Doss, known to me and known to me to be the Secretary of Fieldcrest Cannon, Inc. who attested to such signature of J. B. Ely, II, and acknowledged the same to be his free act and deed and the free act and deed of Fieldcrest Cannon, Inc.

As of September 29, 1987                         /s/ JOSEPH B. ELY, II
                                                ------------------------
                                                J. B. Ely, II, Chairman


                                                /s/ M. K. DOSS
                                                ------------------------
                                                M. K. Doss, Secretary

[NOTARY SEAL]

/s/ CORINDA R. THOMPSON
- --------------------------------
Notary Public for North Carolina

My Commission expires: 8-9-92

Date: September 23, 1987



STATE OF NORTH CAROLINA         }
                                }             ACKNOWLEDGEMENT
COUNTY OF ROCKINGHAM            }


     Personally appeared before me the aboved named L. W. Owen, known to me and known to me to be the President of Bigelow-Sanford, Inc. a South Carolina corporation, and who executed the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of Bigelow-Sanford, Inc. and that the facts stated therein are true, and the above named M. K. Doss, known to me and known to me to be the Secretary of Bigelow-Sanford, Inc. who attested to such signature of L. W. Owen, and acknowledged the same to be his free act and deed and the free act and deed of Bigelow-Sanford, Inc.

As of September 29, 1987                        /s/ L. W. OWEN
                                                ------------------------
                                                L. W. OWEN, President


                                                /s/ M. K. DOSS
                                                ------------------------
                                                M. K. Doss, Secretary

[NOTARY SEAL]

/s/ CORINDA R. THOMPSON
- --------------------------------
Notary Public for North Carolina

My Commission expires: 8-9-92

Date: September 23, 1987

                                  EXHIBIT A

                         AGREEMENT AND PLAN OF MERGER
                                     OF
                            BIGELOW-SANFORD, INC.
                                     AND
                           FIELDCREST CANNON, INC.


     This Agreement and Plan of Merger is made this 29th day of September, 1987, by and between Bigelow-Sanford, Inc., a South Carolina corporation ("Bigelow"), and Fieldcrest Cannon, Inc., a Delaware corporation
("Fieldcrest").

     Fieldcrest is and will be just prior to the time of merger herein provided for the owner of all the issued and outstanding shares of stock of Bigelow.

     In consideration of the mutual agreements contained herein, the parties agree as follows:

     1. Bigelow shall be merged with and into Fieldcrest which shall be the surviving corporation.

     2. The effective date of the merger shall be September 30, 1987. After the Merger, Fieldcrest shall continue to exist as the surviving corporation under its present name and the separate existence of the other corporation shall cease.

     3. The total number of shares of common stock which Bigelow has authority to issue is 12,000,000 shares, $.10 par value per share. There were 2,400,000 such shares issued and outstanding on the date hereof, all of which are owned by Fieldcrest. No other shares of Bigelow are authorized.

     4. On and after the Merger, each issued and outstanding share of common stock of Fieldcrest shall remain issued and outstanding.

     5. The Articles of Incorporation of Fieldcrest in effect on the date of Merger shall continue in full force and effect.

     6. The By-laws of Fieldcrest in effect on the date of the Merger shall continue in full force and effect.

     7. As of the effective date of the merger, all of the liabilities and assets of every nature of Bigelow shall become those of Fieldcrest.

     8. On and after the Merger, the Directors of Fieldcrest will continue to consist of the those persons who currently constitute its Board of Directors and they will continue so to serve until the next regular annual meeting of the shareholders of

Fieldcrest and thereafter until their successors shall be elected and qualified.

     9. The parties hereto will, promptly on or before the Merger, each cause to be executed, filed and/or recorded any documents prescribed by the laws of the State of South Carolina and Delaware, and will each cause to be performed all necessary acts within said jurisdictions and elsewhere to effectuate the mergers herein provided for.

    10. The respective Board of Directors of and all proper officers of each of the parties hereto are hereby authorized, empowered and directed to do any and all acts and things, to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement and the mergers herein provided for.

    11. Approval of the Plan of Merger by the shareholders of Fieldcrest is not required because it owns 100% of the outstanding shares of Bigelow. Under the law of Delaware, a Delaware corporation may merge a wholly-owned subsidiary by authority of its Board of Directors without approval of its shareholders.

     IN WITNESS WHEREOF, this Agreement is signed by and on behalf of Fieldcrest and Bigelow upon the date first above written.

Attest:                                  FIELDCREST CANNON, INC.

/s/ M. K. DOSS                           BY: JOSEPH B. ELY, II
- --------------------------                   -------------------------
M. K. Doss, Secretary                        J. B. Ely, II, Chairman


Attest:                                  BIGELOW-SANFORD, INC.

/s/ M. L. DOSS                           BY: LARRY W. OWEN
- --------------------------                   -------------------------
M. K. Doss, Secretary                        L. W. Owen, President

                                  EXHIBIT B
                                  ---------


FIELDCREST CANNON, INC., RESOLUTION:

     The Chairman presented a proposed Agreement and Plan of Merger of Bigelow-Sanford, Inc., a South Carolina corporation, whereby Bigelow-Sanford, Inc., a South Carolina corporation, whereby Bigelow-Sanford, Inc., would be merged into Fieldcrest Cannon, Inc., which would be the surviving corporation.

     Upon motion duly made and seconded, it was unanimously,

     RESOLVED that the Agreement and Plan of Merger between Bigelow-Sanford, Inc., and Fieldcrest Cannon, Inc., be, and the same is hereby, approved; and

     BE IT FURTHER RESOLVED that J. B. Ely, II, Chairman, and M. K. Doss, Secretary, be, and they are hereby, authorized to execute on behalf of Fieldcrest Cannon, Inc., the Agreement and Plan of Merger, the Articles of Merger, and any and all other documents that may be necessary or proper to effectuate such merger.

Dated:  September 9, 1987.


BIGELOW-SANFORD, INC., RESOLUTION:

     The following corporate action for Bigelow-Sanford, Inc., was taken pursuant to unanimous consent:

     BE IT RESOLVED that Bigelow-Sanford, Inc., a wholly-owned subsidiary of Fieldcrest Cannon, Inc., merge into Fieldcrest Cannon, Inc.; and

     BE IT FURTHER RESOLVED that L. W. Owen, President, and M. K. Doss, Secretary, be, and they are hereby, authorized to execute on behalf of the Company Articles of Merger and any and all other documents as may be necessary or proper to effectuate such merger.

Dated:  September 9, 1987.

FILED
1:55 PM
NOV 23 1993
                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            FIELDCREST CANNON, INC.

                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware


         Fieldcrest Cannon, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

         RESOLVED: That the first two sentences of Article FOURTH A. of the Restated Certificate of Incorporation of the Corporation be and hereby are deleted and the following two sentences be and hereby are inserted in lieu thereof:

                 The total number of shares of all classes of stock which the Corporation shall have authority to issue is 50,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are (i) 25,000,000 shares of Common Stock, $1.00 par value (hereinafter the "Common Stock") and 15,000,000 shares of Class B Common Stock, $1.00 par value (hereinafter the "Class B Common Stock") and (ii) 10,000,000 shares of Preferred Stock, $.01 par value per share (hereinafter, the "Preferred Stock").

         FURTHER RESOLVED: That Article FOURTH C. be added following Article FOURTH B., as follows:

                C. Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided; provided, however, that for so long as any shares of Class B Common Stock are outstanding, no Preferred Stock shall alter or change the powers, preferences, relative voting power or special rights of the shares of the Common Stock or Class B Common Stock so as to affect them adversely. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

                Subject to the foregoing, authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix the distinctive designation and number of shares comprising such series and the voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, dividend rights, special voting rights, conversion rights, exchange rights, redemption terms and liquidation rights and preferences of such series, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this 23rd day of November, 1993.


                                           FIELDCREST CANNON, INC.

                                           /s/ JAMES M. FITZGIBBONS
                                           _____________________________
                                           James M. Fitzgibbons
                                           Chairman of the Board and
                                           Chief Executive Officer


ATTEST:

/s/ M. KENNETH DOSS
____________________________
M. Kenneth Doss
Secretary

[Corporate Seal]

Filed 9:45 a.m.
11/24/93


                          CERTIFICATE OF DESIGNATIONS

                                       of

                   $3.00 SERIES A CONVERTIBLE PREFERRED STOCK

                                       of

                            FIELDCREST CANNON, INC.



         FIELDCREST CANNON, INC., a Delaware corporation (the "Corporation"), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Corporation's Restated Certificate of Incorporation, as amended, and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting held on November 24, 1993:

                RESOLVED that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, the Board of Directors hereby authorizes and approves the creation and issuance of 1,600,000 shares of $3.00 Series A Convertible Preferred Stock, $.01 per share, with the powers, preferences and rights, and the qualifications, limitations and restrictions as set forth below; and that the Chairman of the Board, President, any Vice President and the Secretary or any Assistant Secretary of the Corporation be and they hereby are authorized to execute and file with the Secretary of State of the State of Delaware, in the name and on behalf of the Corporation, a Certificate of Designations or such other documents as may be necessary or desirable to effectuate the intent of this resolution.

$3.00 Series A Convertible Preferred Stock
- ------------------------------------------

        1. DESIGNATION AND AMOUNT. The shares of this series of Preferred Stock shall be designated as $3.00 Series A Convertible Preferred Stock ("Convertible Preferred Stock") and the number of shares constituting such series shall be 1,600,000.

         2. RANK. All shares of Convertible Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Common Stock, par value $1.00 per share (the "Common Stock"), to all of the Corporation's now or hereafter issued Class B Common Stock, par value $1.00 per share (the "Class B Common Stock"), and to all other of the Corporation's hereafter issued capital stock which by its terms ranks junior to the Convertible Preferred Stock both as to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, when and if issued (the Common Stock, the Class B Common Stock and any such other capital stock being herein referred to as the "Junior Stock").

        3. DIVIDENDS. The holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, dividends at the rate of $3.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of initial issuance of such shares of Convertible Preferred Stock (on a daily basis, whether or not declared and whether or not such amounts would be legally available at that time for distribution to holders of shares of Convertible Preferred Stock) and shall be payable in cash quarterly in arrears on March 1, June 1, September 1 and December 1 of each year commencing December 1, 1993 (with respect to the period from such date of initial issuance to December 1, 1993) (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear upon the stock transfer books of the Corporation on such record dates, not more than sixty days nor less than ten days preceding the payment dates for such dividends, as are fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof). For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York, New York. Subject to the next paragraph of this Section 3, dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. No interest shall be payable in respect of any dividend payment on the Convertible Preferred Stock which may be in arrears.

         No dividends or other distributions, other than dividends payable solely in shares of Junior Stock, shall be declared, paid or set apart for payment on shares of Junior Stock or any other capital stock of the Corporation ranking junior as to dividends to the Convertible Preferred Stock (the Junior Stock and any such other class or series of the Corporation's capital stock being herein referred to as "Junior Dividend Stock"), unless and until all accrued and unpaid dividends on the Convertible Preferred Stock for all dividend payment periods ending on or before the payment date of such dividends or other distributions on Junior Dividend Stock shall have been paid or declared and set apart for payment.

         No payment on account of the purchase, redemption, retirement or other acquisition of shares of Junior Dividend Stock or any other class or series of the Corporation's capital stock ranking junior to the Convertible Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (the Junior Stock and any other class or series of the Corporation's capital stock ranking junior to the Convertible Preferred Stock as to such distributions being herein referred to as "Junior Liquidation Stock") shall be made unless and until all accrued and unpaid dividends on the Convertible Preferred stock for all dividend payment periods ending on or before such payment for such Junior Dividend Stock or Junior Liquidation Stock shall have been paid or declared and set apart for payment, provided, however, that the restrictions set forth in this sentence shall not apply to the purchase or other acquisition of Junior Dividend Stock or Junior Liquidation Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (B) in exchange solely for Junior Stock.

         No full dividends shall be declared, paid or set apart for payment on shares of any class or series of the Corporation's capital stock hereafter issued ranking, as to dividends, on a parity with the Convertible Preferred Stock (any such class or series of the Corporation's capital stock being herein referred to as "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Convertible Preferred Stock for all dividend payment periods ending on or before the payment date of such dividends on Parity Dividend Stock. No dividends may be paid on Parity Dividend Stock except on dates on which dividends are paid on the Convertible Preferred Stock. All dividends paid or declared and set apart for payment on the Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata so that the amount of dividends paid or declared and set apart for payment per share on the Convertible Preferred Stock and the Parity Dividend Stock on any date shall in all cases bear to each other the same ratio that accrued and unpaid dividends to the date of payment on the Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

         No payment on account of the purchase, redemption, retirement or other acquisition of shares of Parity Dividend Stock or any class or series of the Corporation's capital stock ranking on a parity with the Convertible Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (any such class or series of the Corporation's capital stock being herein referred to as "Parity Liquidation Stock") shall be made, and, other than dividends to the extent permitted by the preceding paragraph, no distributions shall be declared, paid or set apart for payment on shares of Parity Dividend Stock or Parity Liquidation Stock, unless and until all accrued and unpaid dividends on the Convertible Preferred Stock for all dividend payment periods ending on or before such payment for, or the payment date of such distributions on, such Parity Dividend Stock or Parity Liquidation Stock shall have been paid or declared and set apart for payment; PROVIDED, HOWEVER, that the restrictions set forth in this sentence shall not apply to the purchase or other acquisition of Parity Dividend Stock or Parity Liquidation Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation hereafter adopted or (B) in exchange solely for Junior Stock.

         Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         4. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount equal to the dividends accrued and unpaid on such shares on the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $50 per share, and no more, before any payment shall be made or any assets distributed to the holders of shares of any class or series of the Corporation's capital stock ranking junior to the Convertible Preferred Stock as to distributions of assets upon such liquidation, dissolution or winding up; PROVIDED, HOWEVER, that such rights shall accrue to the holders of shares of Convertible Preferred Stock only with respect to assets (if any) remaining after the Corporation's payments with respect to the liquidation preferences of the shares of any class or series of the Corporation's capital stock hereafter issued ranking prior to the Convertible Preferred Stock as to distributions of assets upon such liquidation, dissolution or winding up ("Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution to stockholders after the liquidation preferences of the shares of Senior Liquidation Stock are fully met shall be distributed ratably among the holders of the Convertible Preferred Stock and any other class or series of the Corporation's capital stock ranking on a parity with the Convertible Preferred Stock as to distributions of assets upon such liquidation, dissolution or winding up in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the shares of the Convertible Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with or into any other corporation nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

         5. REDEMPTION AT OPTION OF THE CORPORATION. The Convertible Preferred
Stock may not be redeemed by the Corporation prior to September 1, 2004. On or after September 1, 2004, the Corporation may redeem the Convertible Preferred
Stock, at its option, in whole or in part, at $50 per share, plus accrued and unpaid dividends thereon. Notwithstanding the foregoing, in the event the Corporation's 11-1/4% Senior Subordinated Debentures Due 2004 are not outstanding or have been defeased or amended to permit such redemption, and subject to the limitations, if any, imposed by the General Corporation Law of the State of Delaware, the Convertible Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, commencing September 10, 1998 for an amount in cash equal to the applicable price per share set forth for the date fixed for redemption in the following table:

                     Date Fixed for Redemption                                          Price
                     -------------------------                                          -----
On or after September 10, 1998 and before                                                $51.50
September 1, 1999

On or after September 1, 1999 and before                                                  51.20
September 1, 2000

On or after September 1, 2000 and before                                                  50.90
September 1, 2001

On or after September 1, 2001 and before                           50.60
September 1, 2002
On or after September 1, 2002 and before                           50.30
September 1, 2003
On or after September 1, 2003                                      50

plus, in each case, an amount in cash equal to all per share dividends on the Convertible Preferred Stock accrued and unpaid thereon, whether or not declared, to but excluding the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price."

         In case of the redemption of less than all of the then outstanding Convertible Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine to be fair, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Convertible Preferred Stock then outstanding shall have been paid in full for all past dividend periods.

         Not more than sixty nor less than twenty days prior to the date fixed for redemption by the Board of Directors, notice thereof by first class mail, postage prepaid, shall be given to the holders of record of the shares of Convertible Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Convertible Preferred Stock, that on and after the date fixed for redemption dividends will cease to accrue on such shares, the then-effective conversion price pursuant to Section 6 and that the right of holders to convert shares of Convertible Preferred Stock shall terminate at the close of business on the fifth business day prior to the date fixed for redemption (unless the Corporation defaults in the payment of the Redemption Price).

         Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock.

On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

         No fractional shares of Convertible Preferred Stock shall be issued upon redemption of less than all Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be held at one time by the same holder, the number of full shares issuable upon redemption of less than all of such shares of Convertible Preferred Stock shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so held. Instead of any fractional share of Convertible Preferred Stock that would otherwise be issuable to a holder upon redemption of less than all shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the fair value per share of Convertible Preferred Stock (as determined in good faith by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the date fixed for redemption.

         Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been deposited with a bank or trust company with irrevocable instructions and authority to pay the Redemption Price to the holders of the Convertible Preferred Stock, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue on and after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the shares of Convertible Preferred Stock which were to be redeemed, then the certificates evidencing such shares shall be deemed not to be surrendered, such shares shall remain outstanding and the right of holders of shares of Convertible Preferred Stock thereafter shall continue to be only those of a holder of shares of the Convertible Preferred Stock.

         The shares of Convertible Preferred Stock shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

         6.  CONVERSION PRIVILEGE.

                 (a) RIGHT OF CONVERSION. After the expiration of 45 days from the date of initial issuance of the Convertible Preferred Stock, each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof, at any time prior to the close of business on the fifth business day prior to the date fixed for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock, at the rate of that number of shares of Common Stock for each full share of Convertible Preferred Stock that is equal to $50 divided by the conversion price applicable per share of Common Stock, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this
Section 6. For purposes of this resolution, the "conversion price" applicable per share of Common Stock shall initially be equal to $29.25 and shall be adjusted from time to time in accordance with the provisions of this Section 6.

                 (b) CONVERSION PROCEDURES. Any holder of shares of Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Convertible Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Convertible Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

         Subject to Section 6(k) hereof, no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Preferred Stock.

         The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                 (c) ADJUSTMENT OF CONVERSION PRICE. The conversion price at which a share of Convertible Preferred Stock is convertible into Common Stock shall be subject to adjustment, without duplication, from time to time as follows:

                          (i)  In case the Corporation shall pay or make a
dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class or series of capital stock of the Corporation which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                          (ii)  In case the Corporation shall pay or make a
dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Corporation, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                          (iii)  In case outstanding shares of Common Stock
shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                          (iv)  Subject to the last sentence of this
subparagraph (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph
(ii) of this Section 6(c), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this
Section 6(c)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this
Section 6(c). For purposes of this subparagraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be
(1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock or such rights or warrants (making any conversion price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or (ii) of this Section 6(c), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 6(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 6(c)).

                          (v)  In case the Corporation shall pay or make a
dividend or other distribution on its Common Stock exclusively in cash (excluding, in the case of any quarterly cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding quarterly cash dividend paid on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this Section 6(c)), or all of such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 15% of the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the Trading Day (as defined in Section 6(i)) next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                          (vi)  In case a tender or exchange offer made by the
Corporation or any subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (vi) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                          (vii)  For the purpose of any computation under
subparagraphs (ii), (iv) and (v) of this Section 6(c), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in Section 6(i)) for the five consecutive Trading Days prior to and including the date in question; PROVIDED, HOWEVER, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to subparagraph (i),
(ii), (iii), (iv), (v) or (vi) above ("Other Event") occurs after the fifth Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (3) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (1) and (2) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (4) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 6(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock. For the purpose of any computation under subparagraph (vi) of this Section 6(c), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for such date in question and the next two succeeding Trading Days; PROVIDED, HOWEVER, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the conversion price pursuant to subparagraph (i), (ii), (iii),
(iv), (v) or (vi) above occurs after the Expiration Time for the tender or exchange offer requiring such computation and on or prior to the second Trading Day following the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                          (viii)  The Corporation may make such reductions in
the conversion price, in addition to those required by subparagraphs (i), (ii),
(iii), (iv), (v) and (vi) of this Section 6(c), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                          (ix)  No adjustment in the conversion price shall be
required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                          (x)  Whenever the conversion price is adjusted as
herein provided:

                                  (1)  the Corporation shall compute the
adjusted conversion price and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Stock; and

                                  (2)  a notice stating the conversion price
has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of shares of Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

                 (d) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, so long as the Common Stock is listed on the New York Stock Exchange, shall be the reported last sale price as reported on the New York Stock Exchange) at the close of business on the day of conversion.

                 (e)  Reclassification, Consolidation, Merger or Sale of
Assets. In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock remaining outstanding following such transaction shall have the right thereafter to convert such share only into (i) in the case of any such transaction other than a Common Stock Fundamental Change, and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock of the Corporation into which such share of Convertible Preferred Stock might have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provisions of Section 6(h), and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock
Fundamental Change in an amount determined pursuant to the provisions of
Section 6(h). The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make appropriate provisions, in its certificate or articles of incorporation or other constituent document or otherwise, to establish such right. Such provision shall provide for adjustments which, for events subsequent to the effective date of such provision, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions shall similarly apply to successive transactions of the foregoing type.

                 (f) Reservation of Shares; Etc. The Corporation shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued stock or stock held in the treasury of the Corporation, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the General Corporation Law of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock or Common Stock held in the treasury of the Corporation shall not be sufficient to permit the conversion of all the then-outstanding shares of Convertible Preferred Stock.

         If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

                 (g)  Prior Notice of Certain Events.  In case:

                          (i)  the Corporation shall (1) declare any dividend
(or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then-outstanding shares of Common Stock; or

                          (ii)  the Corporation shall authorize the granting to
all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

                          (iii)  of any reclassification of Common Stock (other
than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                          (iv)  of the voluntary or involuntary dissolution,
liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                 (h) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Section 6 to the contrary, if any Fundamental Change (as defined in Section 6(i)) occurs, then the conversion price applicable to any Convertible Preferred Stock remaining outstanding after such Fundamental Change will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section 6(i)), each share of Convertible Preferred Stock remaining outstanding after such Common Stock Fundamental Change shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change.

         For purposes of calculating any adjustment to be made pursuant to this section 6(h) in the event of a Fundamental Change, immediately after such Fundamental Change:

                          (i)  in the case of a Non-Stock Fundamental Change
(as defined in Section 6(i)), the conversion price of the Convertible Preferred Stock shall thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 6, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 6(i)) or the then applicable Reference Market Price (as defined in
Section 6(i)) by a fraction of which the numerator shall be $50 and the denominator shall be (x) the then-current Redemption Price per share of Convertible Preferred Stock or (y) for any Non-Stock Fundamental Change that occurs before the Convertible Preferred Stock becomes redeemable by the Corporation pursuant to Section 5, the applicable price per share set forth for the date of such Non-Stock Fundamental Change in the following table:

                Date of Non-Stock Fundamental Change           Price
                ------------------------------------           -----
After date of original issuance of Convertible                 $53
Preferred Stock and on or before September 1,
1994

After September 1, 1994 and on or before                        52.70
September 1, 1995

After September 1, 1995 and on or before                        52.40
September 1, 1996

After September 1, 1996 and on or before                        52.10
September 1, 1997

After September 1, 1997 and on or before                        51.80
September 9, 1998

plus, in any case referred to in this clause (y), an amount equal to all per share dividends on the Convertible Preferred Stock accrued and unpaid thereon, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change; and

                 (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Convertible Preferred Stock in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 6, shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price (as defined in Section 6(i)) and the denominator shall be the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Convertible Preferred Stock in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

                 (i) Definitions. The following definitions shall apply to terms used in this Section 6:

                          (1)  "Applicable Price" shall mean (i) in the event
of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of Section 6(c).

                          (2)  "Closing Price" of any common stock on any day
shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the common stock in each case on the New York stock Exchange, or, if the common stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose.

                          (3)  "Common Stock Fundamental Change" shall mean any
Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in
Section 6(i)(1) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. ("NASDAQ") National Market System; PROVIDED, HOWEVER, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either
(i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Convertible Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Convertible Preferred Stock.

                          (4)  "Fundamental Change" shall mean the occurrence
of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); PROVIDED, HOWEVER, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets.

                          (5)  "Non-Stock Fundamental Change" shall mean any
Fundamental Change other than a Common Stock Fundamental Change.

                          (6)  "Purchaser Stock Price" shall mean, with respect
to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of Section 6(c); PROVIDED, HOWEVER, if no such Closing Prices of the common stock for such Trading Days exist, then the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors of the Corporation.

                          (7)  "Reference Market Price" shall initially mean
$15.833 (which is an amount equal to 66-2/3% of the reported last sale price for the Common Stock on the New York Stock Exchange on September 13, 1993), and in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $15.833 to the initial conversion price per share set forth in the last sentence of Section 6(a).

                          (8)  "Trading Day" shall mean a day on which
securities are traded on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

                 (j) Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Stock was first designated, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section 6. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Convertible Preferred Stock.

                 (k) Certain Additional Rights. In case the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 6(c)(iv) or 6(c)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 6(c)(iv)), the holder of each share of Convertible Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of Convertible Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; PROVIDED, HOWEVER, that, at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of a share of Convertible Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Convertible Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

                 (l)  Preferred or Common Stock Purchase Rights.
Notwithstanding the foregoing provisions, there shall be no adjustment of the Conversion Price by reason of (i) the issuance of any rights ("Rights") to purchase shares of Common Stock or preferred stock pursuant to any stockholder rights plan adopted by the Board of Directors (a "Rights Plan"), or (ii) the issuance of any shares of Common Stock or preferred stock upon the exercise, exchange or redemption of Rights in accordance with the terms of such Rights Plan. Until such time as the Rights become exercisable pursuant to the terms of the Rights Plan, each share of Common Stock issued upon conversion of the shares of Convertible Preferred Stock shall be issued with Rights in an amount equal to the number of Rights then associated with each such outstanding share of Common Stock.

         7.   VOTING RIGHTS.

                 (a) General. The holders of shares of Convertible Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of a share of Convertible Preferred Stock will have one vote for each share held. Any shares of Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

                 (b) Default Voting Rights. Whenever dividends on the Convertible Preferred Stock or any other class or series of Parity Dividend Stock shall be in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors of the Corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided and (ii) the holders of shares of Convertible Preferred Stock (voting separately as a class with all other affected classes or series of Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of shares of Convertible Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Convertible Preferred Stock and all other affected classes or series of Parity Dividend Stock have been declared and paid or set apart for payment. The terms of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of shares of Convertible Preferred Stock and such Parity Dividend Stock to vote for such two additional directors, and the number of directors of the Board of Directors of the Corporation shall immediately thereafter be reduced by two.

         The foregoing right of the holders of shares of Convertible Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of shares of Convertible Preferred Stock more than ninety days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within twenty days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of Convertible Preferred Stock, call a special meeting of the holders of Convertible Preferred Stock to be held within sixty days after the delivery of such request for the purpose of electing such additional directors.

         The holders of shares of Convertible Preferred Stock and any Parity Dividend Stock referred to above voting as a class shall have the right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section 7.

                 (c) Class Voting Rights. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Convertible Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Restated Certificate of Incorporation or the By-Laws of the Corporation, each as amended, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock or (ii) create, authorize or issue, or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, any class or series of the Corporation's capital stock ranking prior to the Convertible Preferred Stock as to dividends or as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any security convertible into shares of such a class or series. A class vote on the part of the Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase or decrease in the authorized amount of any shares of Junior Stock or any class or series of the Corporation's capital stock ranking on a parity with the Convertible Preferred Stock both as to dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; or (b) the authorization, issuance or increase or decrease in the amount of any bonds, mortgages, debentures or other obligations of the Corporation (other than those that may be covered by clause (ii) of the preceding sentence).

         8. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Convertible Preferred Stock issued by the Corporation shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5 hereof, all shares of Convertible Preferred Stock that have been so called for redemption under Section 5, to the extent provided thereunder; (ii) from the date of surrender of certificates evidencing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any majority-owned subsidiary of the Corporation.

         9. PARTIAL PAYMENTS. Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Convertible Preferred Stock, then such funds which are paid shall be applied to redeem such shares of Convertible Preferred Stock as the Corporation may designate by lot or in such other manner as the Board of Directors may determine to be fair, or such redemption shall be effected pro rata.

         10.  TRANSFER RESTRICTIONS:

                 (a)  Legends on Convertible Preferred Stock and Common Stock.

                          (i)  The certificates evidencing shares of
Convertible Preferred Stock shall, until a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), is declared effective with respect to the Convertible Preferred Stock and any shares of Common Stock issuable upon conversion of the Convertible Preferred Stock or the third anniversary of the date of original issuance of Convertible Preferred Stock, unless otherwise agreed by the Corporation and the holders of any such certificates, bear a legend substantially to the following effect:

                          "The Security (or its predecessor) evidenced hereby was originally issued in a transaction exempt from registration under Section 5 of the United
                          States Securities Act of 1933 (the "Securities Act"), and the Security evidenced hereby and any shares of Common Stock issued upon conversion hereof may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of the Security evidenced hereby is hereby notified that the seller may be relying on the exemption from the provisions of
                          Section 5 of the Securities Act provided by Rule 144A thereunder.

                          The holder of the security evidenced hereby agrees for the benefit of Fieldcrest Cannon, Inc. that (A) such Security and any shares of Common Stock issued upon conversion hereof may be resold, pledged or otherwise transferred, only (1) pursuant to an effective registration statement under the Securities Act, (2) inside the United States to a person who the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A or
                          (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act and (4) in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) the holder will, and each subsequent holder is required to, notify any purchaser from it of the Security evidenced hereby or any Common Stock issued upon conversion hereof of the resale restrictions set forth in (A) above."

Until the earlier of the date on which a registration statement under the Securities Act is declared effective with respect to the Convertible Preferred Stock and any shares of Common Stock issuable upon conversion of the Convertible Preferred Stock or the third anniversary of the date of original issuance of the Convertible Preferred Stock, certificates representing the shares of Common Stock issued upon conversion of Convertible Preferred Stock shall bear a comparable legend. The shares of Convertible Preferred Stock, and the shares of Common Stock issued upon conversion thereof, shall be subject to the restrictions on transfer set forth in the legends referred to above until the earlier of the date on which a registration statement under the Securities Act is declared effective with respect to the Convertible Preferred Stock and any shares of Common Stock issuable upon conversion of the Convertible Preferred Stock or the third anniversary of the date of original issuance of the Convertible Preferred Stock.

(ii) The certificates evidencing shares of Convertible Preferred Stock (and shares of Common Stock issued upon conversion thereof) initially issued to any "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act shall, until such time as the Corporation and the transfer agent for the Convertible Preferred Stock or Common Stock, as the case may be, shall have received evidence satisfactory to each of them that the transfer of such shares of Convertible Preferred Stock or Common Stock has been effected in accordance with the limitations on transfer set forth in paragraph (a)(i) above, bear the following additional legend:

                 "In connection with any transfer, the holder will deliver to the registrar and transfer agent such certificates and other information as it may reasonably require to confirm that the transfer complies with the foregoing restrictions."

                 (b) Transfer Agent Requirements. The transfer agent for the Convertible Preferred Stock and the transfer agent and registrar for the Common Stock, as the case may be, shall not be required to accept for registration of transfer any Convertible Preferred Stock or Common Stock bearing the legend contained in paragraph (a)(ii) above, except upon presentation of satisfactory evidence that the restrictions on transfer of the Convertible Preferred Stock or Common Stock, as the case may be, referred to in the legend in paragraph
(a)(i) have been complied with, all in accordance with such reasonable regulations as the Corporation may from time to time agree with the transfer agent for the Convertible Preferred Stock and the transfer agent and registrar for the Common Stock.

                 (c) Delivery of Certain Information. At any time prior to the date on which a registration statement under the Securities Act is declared effective with respect to the Convertible Preferred Stock and any shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and the Corporation is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, upon the request of a holder of shares of Convertible Preferred Stock or shares of Common Stock issued upon conversion of Convertible Preferred Stock, the Corporation will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such holder or to a prospective purchaser of such shares designated by such holder in order to permit compliance by such holder with Rule 144A under the Securities Act in connection with the resale of such shares by such holder; PROVIDED, HOWEVER, the Corporation shall not be required to furnish such information in connection with any request made on or after the date which is three years from the later of (i) the date such shares were acquired from the Corporation or (ii) the date such shares were last acquired from an "affiliate" of the Corporation within the meaning of Rule 144 under the Securities Act; and provided, further, however, the Corporation shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a "U.S. person" within the meaning of Regulation S under the Securities Act if such shares of Convertible Preferred Stock may then be sold to such prospective purchaser in accordance with Rule 904 under the Securities Act (or any successor provision thereto). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

         11. STATUS OF ACQUIRED SHARES. Shares of Convertible Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 6 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Convertible Preferred Stock.

         12. PREEMPTIVE RIGHTS. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

         13. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         14. MISCELLANEOUS. (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that way be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates or instruments evidencing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                          (b)  In the event that a holder of shares of
Convertible Preferred stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Convertible Preferred Stock should be made or the address to which the certificates or instruments evidencing such shares or such payment, should be sent, the Corporation shall be entitled to register such shares and make such payment, in the name of the holder of such Convertible Preferred Stock as shown on the records of the Corporation and to send the certificates or instruments evidencing such shares or such payment, to the address of such holder shown on the records of the Corporation.


         IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 24th day of November, 1993.


                                        FIELDCREST CANNON, INC.


                                        /s/ JAMES M. FITZGIBBONS
                                        __________________________
                                        James M. Fitzgibbons
                                        Chairman of the Board and
                                          Chief Executive Officer


Attest:

/s/ M. KENNETH DOSS
___________________________
M. Kenneth Doss
Secretary

[Corporate Seal]

FILED
3:00 PM
NOV 29 93


                         CERTIFICATE OF DESIGNATIONS
                                      of
                           FIELDCREST CANNON, INC.


                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                         ______________________________


     Fieldcrest Cannon, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on November 24, 1993:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, $.01 par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

     Series B Junior Participating Preferred Stock:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Junior Participating Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

     Section 2.  DIVIDENDS AND DISTRIBUTIONS.

               (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share and Class B Common Stock, par value $1.00 per share (collectively, the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series B Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C)  Dividends shall begin to accrue and be
          cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which cash dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall have the following voting rights:

               (A)  Subject to the provision for adjustment
          hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein, in the Certificate of Incorporation or bylaw, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C)(i) If any time dividends on any Series B Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series B Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series B Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

                 (ii)  During any period when the holders of
          Series B Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (a) the then authorized number of Directors shall be increased by two, and the holders of Series B Preferred Stock, voting as a separate series, shall be entitled to elect the additional Director so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this
          Section 3(C).

                (iii) A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series B Preferred Stock entitled to vote in an election of such Director.

                 (iv)  If, during any interval between annual
          meetings of stockholders for the election of Directors and while the holders of Series B Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall cause a special meeting of the holders of Series B Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

                  (v)  At such time as the arrearage is fully
          cured, and all dividends accumulated and unpaid on any shares of Series B Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this
          Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series B Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series B Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

               (D) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  CERTAIN RESTRICTIONS.

               (A)  Whenever quarterly dividends or other
          dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                   (i)   declare or pay dividends, or make any
          other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                  (ii)   declare or pay dividends, or make any
          other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B)  The Corporation shall not permit any
          subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

               (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made
          (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

               (B) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.



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





               (C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. CONSOLIDATION, MERGER, ETC. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  NO REDEMPTION.  The shares of Series B Preferred
Stock shall not be redeemable.

     Section 9. RANK. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred

Stock issued either before or after the issuance of the Series B
Preferred Stock, unless the terms of any such series shall provide otherwise.

     Section 10. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

     Section 11. FRACTIONAL SHARES. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series B Preferred Stock.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this 24th day of November, 1993.


                                   /s/ JAMES M. FITZGIBBONS
                                   ______________________________
                                   James M. Fitzgibbons
                                   Chairman and Chief Executive
                                   Officer

Attest:


/s/ M. KENNETH DOSS
________________________________
M. Kenneth Doss
Secretary





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